EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-13912, 33-22572, 33-31798, 33-36163, and
33-49638 all on Form S-8 and Registration Statement
No. 33-51177 on Form S-3, of our reports dated March 7, 1994 (our report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for income taxes in the fiscal year ended January 29, 1994 and other postretirement benefits in the fiscal year ended January 30,
1993), appearing in and incorporated by reference in the Annual Report on Form 10-K of Fred Meyer, Inc. for the year ended January 29, 1994.


DELOITTE & TOUCHE

April 26, 1994